Exhibit 4.23

FIRST SUPPLEMENTAL INDENTURE

dated as of May 15, 2012

between

RITE AID CORPORATION,

THE SUBSIDIARY GUARANTORS NAMED HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

to the

INDENTURE

dated as of February 27, 2012

between

THE SUBSIDIARY GUARANTORS NAMED THEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

9.25% SENIOR NOTES DUE 2020

THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”), dated as of May 15, 2012, among Rite Aid Corporation, a Delaware corporation (the “Company”), each of the subsidiary guarantors of the Company listed on Schedule I hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as Trustee under the Indenture referred to below.

W I T N E S S E T H :

WHEREAS, the Company has heretofore executed and delivered an Indenture, dated as of February 27, 2012 (the “Indenture”), between the Company, each of the Subsidiary Guarantors and the Trustee, pursuant to which the Company has issued its 9.25% Senior Notes due 2020 (the “Notes”) and such Subsidiary Guarantors have provided subsidiary guarantees (the Notes together with the subsidiary guarantees, the “Securities”);

WHEREAS, Section 9.01 of the Indenture provides that, subject to certain conditions, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture without the consent of any Holders to conform the text of the Indenture to any provision under the caption “Description of Notes” in the Offering Memorandum to the extent that such provision in this Indenture was intended to be a substantially verbatim recitation of a provision under the caption “Description of Notes” in the Offering Memorandum, dated February 14, 2012 related to original sale by the Company of the Notes;

WHEREAS, paragraph (a) of the definition of “Permitted Debt” in Section 4.03 of the Indenture was intended to be a substantially verbatim recitation of such provision under the caption “Description of Notes” in the Offering Memorandum.

WHEREAS, the Company desires to amend the Indenture to conform paragraph (a) of the definition of “Permitted Debt” in Section 4.03 of the Indenture to the description of such provision under the caption “Description of Notes” in the Offering Memorandum;

WHEREAS, all acts and requirements necessary to make this First Supplemental Indenture the legal, valid and binding obligation of the Company and Subsidiary Guarantors have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

CAPITALIZED TERMS

Section 1.01   Amendments to the Indenture.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

2

ARTICLE II

AMENDMENTS AND WAIVERS

Section 2.01   Amendments to the Indenture. The Indenture is hereby amended by amending and restating paragraph (a) of the definition of “Permitted Debt” in Section 4.03 in its entirety with the following:

(a)                                  “Debt of the Company evidenced by the Original Securities and of Restricted Subsidiaries, including any future Restricted Subsidiaries, evidenced by Guarantees relating to the Original Securities;”

ARTICLE III

MISCELLANEOUS

Section 3.01   Ratification of Indenture; First Supplemental Indenture Part of Indenture.

(i)                                     Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.

(ii)                                  The First Supplemental Indenture shall become effective upon its execution and delivery by the Company, the Subsidiary Guarantors and the Trustee.

Section 3.02   Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT REFERENCE TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

Section 3.03   Trustee Makes No Representation.

The recitals contained herein are those of the Company and the Subsidiary Guarantors and not the Trustee, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.

Section 3.04   Counterparts.

The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

3

Section 3.05   Effect of Headings.

The section headings herein are for convenience only and shall not effect the construction thereof.

4

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

RITE AID CORPORATION

By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President,
General Counsel and Secretary

EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Authorized Person

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
	Name:	Linda Garcia
	Title:	Vice President

Schedule I

SUBSIDIARY GUARANTORS

112 Burleigh Avenue Norfolk, LLC
1515 West State Street Boise, Idaho, LLC
1740 Associates, LLC
3581 Carter Hill Road—Montgomery Corp.
4042 Warrensville Center Road—Warrensville Ohio, Inc.
5277 Associates, Inc.
5600 Superior Properties, Inc.
657-659 Broad St. Corp.
764 South Broadway—Geneva, Ohio, LLC
Ann & Government Streets—Mobile, Alabama, LLC
Apex Drug Stores, Inc.
Broadview and Wallings—Broadview Heights Ohio, Inc.
Central Avenue & Main Street Petal-MS, LLC
Eagle Managed Care Corp.
Eckerd Corporation
EDC Drug Stores, Inc.
Eighth and Water Streets—Urichsville, Ohio, LLC
England Street—Asheland Corporation
Fairground, LLC
GDF, Inc.
Genovese Drug Stores, Inc.
Gettysburg and Hoover—Dayton, Ohio, LLC
Harco, Inc.
JCG (PJC) USA, LLC
JCG Holdings (USA), Inc.
K&B Alabama Corporation
K&B Louisiana Corporation
K&B Mississippi Corporation
K&B Services, Incorporated
K&B Tennessee Corporation
K&B Texas Corporation
K&B, Incorporated
Keystone Centers, Inc.
Lakehurst and Broadway Corporation
Maxi Drug North, Inc.
Maxi Drug South, L.P.
Maxi Drug, Inc.
Maxi Green, Inc.
Mayfield & Chillicothe Roads—Chesterland, LLC
Munson & Andrews, LLC
Name Rite, LLC
Northline & Dix—Toledo—Southgate, LLC
P.J.C. Distribution, Inc.

P.J.C. Realty Co., Inc.
Patton Drive and Navy Boulevard Property Corporation
Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC
PDS-1 Michigan, Inc.
Perry Distributors, Inc.
Perry Drug Stores, Inc.
PJC Dorchester Realty LLC
PJC East Lyme Realty LLC
PJC Haverhill Realty LLC
PJC Hermitage Realty LLC
PJC Hyde Park Realty LLC
PJC Lease Holdings, Inc.
PJC Manchester Realty LLC
PJC Mansfield Realty LLC
PJC New London Realty LLC
PJC of Massachusetts, Inc.
PJC of Rhode Island, Inc.
PJC of Vermont, Inc.
PJC Peterborough Realty LLC
PJC Providence Realty LLC
PJC Realty MA, Inc.
PJC Realty N.E. LLC
PJC Revere Realty LLC
PJC Special Realty Holdings, Inc.
Ram—Utica, Inc.
RDS Detroit, Inc.
READ’s Inc.
Rite Aid Drug Palace, Inc.
Rite Aid Hdqtrs. Corp.
Rite Aid Hdqtrs. Funding, Inc.
Rite Aid of Alabama, Inc.
Rite Aid of Connecticut, Inc.
Rite Aid of Delaware, Inc.
Rite Aid of Florida, Inc.
Rite Aid of Georgia, Inc.
Rite Aid of Illinois, Inc.
Rite Aid of Indiana, Inc.
Rite Aid of Kentucky, Inc.
Rite Aid of Maine, Inc.
Rite Aid of Maryland, Inc.
Rite Aid of Massachusetts, Inc.
Rite Aid of Michigan, Inc.
Rite Aid of New Hampshire, Inc.
Rite Aid of New Jersey, Inc.
Rite Aid of New York, Inc.
Rite Aid of North Carolina, Inc.

Rite Aid of Ohio, Inc.
Rite Aid of Pennsylvania, Inc.
Rite Aid of South Carolina, Inc.
Rite Aid of Tennessee, Inc.
Rite Aid of Vermont, Inc.
Rite Aid of Virginia, Inc.
Rite Aid of Washington, D.C., Inc.
Rite Aid of West Virginia, Inc.
Rite Aid Online Store, Inc.
Rite Aid Payroll Management, Inc.
Rite Aid Realty Corp.
Rite Aid Rome Distribution Center, Inc.
Rite Aid Services, LLC
Rite Aid Specialty Pharmacy LLC
Rite Aid Transport, Inc.
Rite Fund, Inc.
Rite Investments Corp.
Rx Choice, Inc.
Seven Mile and Evergreen—Detroit, LLC
Silver Springs Road—Baltimore, Maryland/One, LLC
Silver Springs Road—Baltimore, Maryland/Two, LLC
State & Fortification Streets—Jackson, Mississippi, LLC
State Street and Hill Road—Gerard, Ohio, LLC
The Jean Coutu Group (PJC) USA, Inc.
The Lane Drug Company
Thrift Drug, Inc.
Thrifty Corporation
Thrifty PayLess, Inc.
Tyler and Sanders Roads—Birmingham, Alabama, LLC